Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

October 26, 2018

Media Contact:	Investor Contact:
Andrea Platt	Chris Liddle
Corporate Communications	Investor Relations
Phone: 503-464-7980	Phone: 503-464-7458

Portland General Electric announces third quarter 2018 results

•	Stipulations reached on revenue requirement in 2019 General Rate Case

•	Recognized $10 million proceeds from Carty Generating Station settlement

•	RFP shortlist submitted to the OPUC to procure 100 MWa of qualifying renewable resources

PORTLAND, Ore. -- Portland General Electric Company (NYSE: POR) today reported net income of $53 million, or 59 cents per diluted share, for the third quarter of 2018. This compares with net income of $40 million, or 44 cents per diluted share, for the third quarter of 2017.

“With the Carty settlement behind us, we can now focus our full attention on the future,” said Maria Pope, PGE president and CEO. “In addition to achieving solid operational and financial results this quarter, we have made progress toward adding new renewables and advancing several smart grid projects.”

The increase in third quarter earnings was driven by the Carty Generating Station cash settlement. Additionally, increased wholesale revenues and reductions in other expenses were partially offset by less favorable weather conditions.
Company update

Carty Generating Station

In July 2018, PGE finalized the settlement with parties related to the Carty Generating Station. As part of the settlement, PGE was paid $130 million. Of this, $120 million offset the investment on our balance sheet and the remaining $10 million, or 7 cents per share, was booked to administration and general income to reflect the partial recovery of previous expenses. For the third and fourth quarters of 2018, PGE will realize the benefit of avoided litigation and carrying costs.

2019 General Rate Case

As of September 2018, PGE has reached agreement on all revenue requirement issues in the 2019 General Rate Case. The agreements support rate base of $4.75 billion, a 9.5 percent return on equity, a 7.3 percent cost of capital and a 50 percent debt and 50 percent equity capital structure. Remaining unresolved issues involve full volumetric decoupling that would include the effects of weather, the storm restoration balancing account and application of weather trends in the load forecasting models. Review by the Public Utility Commission of Oregon (OPUC) will continue until the final order is issued, which is expected by the end of the year. New customer prices will go into effect January 1, 2019.

Renewable Request for Proposal (RFP)

In October 2018, PGE completed the review process of the Renewable Request for Proposal with oversight from an independent evaluator selected by the OPUC. PGE and a developer jointly submitted a project that includes 36 MWa of company-owned wind resources that would qualify for the federal production tax credit, and a power purchase agreement representing up to 83 MWa. The project was selected along with two other projects as part of the Final Shortlist submitted to the OPUC. The Shortlist included various combinations of wind, solar and battery storage as well as PPA and partial ownership options. PGE requested that the OPUC acknowledge the Final Shortlist by early December 2018 to enable the company to execute definitive agreements with the selected parties and allow sufficient time to capture expiring federal production tax credits for the benefit of customers. PGE expects to finalize negotiations by the end of 2018.

Third quarter operating results

Earnings Reconciliation of Q3 2017 to Q3 2018
(in $ millions, except EPS)	Pre-Tax Income	Net Income*	Diluted EPS **
Reported Q3 2017	$53	$40	$0.44
Revenue
Electric retail price change	1	1	0.01
Electric retail volume change	(2)	(2)	(0.02)
Change in decoupling deferral	2	1	0.01
Electric wholesale price and volume change	16	12	0.13
Other Items	(7)	(5)	(0.06)
Change in Revenue	10	7	0.07

Power Cost
Change in average power cost	6	4	0.05
Change in purchased power and generation	(8)	(6)	(0.06)
Change in Power Costs	(2)	(2)	(0.01)

O&M
Administrative and general	14	10	0.11
Change in O&M	14	10	0.11

Other Items
Depreciation and amortization	(9)	(7)	(0.07)
Other Items	(4)	(3)	(0.03)
Adjustment for effective vs statutory tax rate		8	0.08
Change in Other Items	(13)	(2)	(0.02)
Reported Q3 2018	$62	$53	$0.59
* After tax adjustments based on PGE’s statutory tax rate of 27.5%
** Some values may not foot due to rounding

The following table indicates the number of heating and cooling degree-days for the three months ended September 30, 2018 and 2017, along with 15-year averages based on weather data provided by the National Weather Service, as measured at Portland International Airport:

	Heating Degree-days			Cooling Degree-days
	2018	2017	Avg.	2018	2017	Avg.
July	2	1	7	289	164	179
August	6	1	7	238	275	182
September	61	76	62	48	132	66
Totals	69	78	76	575	571	427
(Decrease)/increase from the 15-year average	(9)%	3%		35%	34%

2018 earnings guidance

PGE is affirming its 2018 guidance of $2.25 to $2.40 per diluted share. The guidance is based on the following assumptions:

•	Flat weather-adjusted retail deliveries

•	Normal hydro conditions for the remainder of the year, based on the current hydro forecast

•	Wind generation based on five years of historical levels, or forecast studies when historical data is not available

•	Normal thermal plant operations

•	Depreciation and amortization expense between $370 and $380 million

•	Operating and maintenance costs between $550 and $570 million

Third Quarter 2018 earnings call and webcast — October 26, 2018

PGE will host a conference call with financial analysts and investors on Friday, October 26, 2018, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A replay of the call will be available beginning at 2 p.m. ET on Friday, October 26, 2018, through 2 p.m. ET on Friday, November 2, 2018.

Maria Pope, president and CEO; Jim Lobdell, senior vice president of Finance, CFO, and treasurer; and Chris Liddle, director, Investor Relations and Treasury, will participate in the call. Management will respond to questions following formal comments.

The attached unaudited condensed consolidated statements of income and comprehensive income, condensed consolidated balance sheets, and condensed consolidated statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

# # #

About Portland General Electric Company

Portland General Electric (NYSE: POR) is a fully integrated energy company based in Portland, Oregon, serving more than 885,000 customers in 51 cities. For more than 125 years, PGE has been delivering safe, affordable and reliable energy to Oregonians. Together with its customers, PGE has the No. 1 voluntary renewable energy program in the U.S. With approximately 2,900 employees across the state, PGE is committed to helping its customers and the communities it serves build a clean energy future. For more information, visit PortlandGeneral.com/CleanVision.

Safe Harbor Statement
Statements in this news release that relate to future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of

1934, as amended. Forward-looking statements include statements regarding earnings guidance; statements regarding future load, hydro conditions, wind conditions and operating and maintenance costs; statements concerning implementation of the company’s integrated resource plan; statements concerning future compliance with regulations limiting emissions from generation facilities and the costs to achieve such compliance; as well as other statements containing words such as “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including reductions in demand for electricity and the sale of excess energy during periods of low wholesale market prices; operational risks relating to the company’s generation facilities, including hydro conditions, wind conditions, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy markets conditions, which could affect the availability and cost of purchased power and fuel; changes in capital market conditions, which could affect the availability and cost of capital and result in delay or cancellation of capital projects; failure to complete capital projects on schedule or within budget, or the abandonment of capital projects which could result in the company’s inability to recover project costs; the outcome of various legal and regulatory proceedings; and general economic and financial market conditions. As a result, actual results may differ materially from those projected in the forward-looking statements. All forward-looking statements included in this news release are based on information available to the Company on the date hereof and such statements speak only as of the date hereof. The Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review the risks and uncertainties listed in the company’s most recent annual report on form 10-K and the Company’s reports on forms 8-K and 10-Q filed with the United States Securities and Exchange Commission, including management’s discussion and analysis of financial condition and results of operations and the risks described therein from time to time.
POR-F
Source: Portland General Electric Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Revenues, net	$525	$515	$1,469	$1,494
Alternative revenue programs, net of amortization	—	—	(2)	—
Total revenues	525	515	1,467	1,494
Operating expenses:
Purchased power and fuel	186	184	420	443
Generation, transmission and distribution	72	73	212	235
Administrative and other	49	63	188	194
Depreciation and amortization	96	87	281	257
Taxes other than income taxes	31	30	95	94
Total operating expenses	434	437	1,196	1,223
Income from operations	91	78	271	271
Interest expense, net	31	30	93	90
Other income:
Allowance for equity funds used during construction	2	4	8	9
Miscellaneous income (expense), net	—	1	—	1
Other income, net	2	5	8	10
Income before income tax expense	62	53	186	191
Income tax expense	9	13	23	46
Net income and Comprehensive income	$53	$40	$163	$145

Weighted-average common shares outstanding—basic and diluted (in thousands)	89,239	89,065	89,205	89,044

Earnings per share—basic and diluted	$0.59	$0.44	$1.82	$1.62

Dividends declared per common share	$0.3625	$0.3400	$1.0650	$1.0000

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	September 30, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$200	$39
Accounts receivable, net	189	168
Unbilled revenues	73	106
Inventories	76	78
Regulatory assets—current	42	62
Other current assets	51	73
Total current assets	631	526
Electric utility plant, net	6,782	6,741
Regulatory assets—noncurrent	426	438
Nuclear decommissioning trust	42	42
Non-qualified benefit plan trust	39	37
Other noncurrent assets	55	54
Total assets	$7,975	$7,838

Current liabilities:
Accounts payable	$110	132
Liabilities from price risk management activities—current	42	59
Current Portion of long-term debt	300	—
Accrued expenses and other current liabilities	251	241
Total current liabilities	703	432
Long-term debt, net of current portion	2,127	2,426
Regulatory liabilities—noncurrent	1,379	1,288
Deferred income taxes	372	376
Unfunded status of pension and postretirement plans	283	284
Liabilities from price risk management activities—noncurrent	124	151
Asset retirement obligations	196	167
Non-qualified benefit plan liabilities	106	106
Other noncurrent liabilities	199	192
Total liabilities	5,489	5,422

Equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of September 30, 2018 and December 31, 2017	—	—
Common stock, no par value, 160,000,000 shares authorized; 89,244,659 and 89,114,265 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	1,209	1,207
Accumulated other comprehensive loss	(8)	(8)
Retained earnings	1,285	1,217
Total equity	2,486	2,416
Total liabilities and equity	$7,975	$7,838

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$163	$145
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	281	257
Deferred income taxes	2	35
Pension and other postretirement benefits	19	19
Allowance for equity funds used during construction	(8)	(9)
Decoupling mechanism deferrals, net of amortization	2	(15)
Deferral of net benefits due to Tax Reform	37	—
Other non-cash income and expenses, net	8	18
Changes in working capital:
Decrease in accounts receivable and unbilled revenues	12	40
Decrease in inventories	2	12
Decrease in margin deposits, net	6	4
Increase in accounts payable and accrued liabilities	17	14
Other working capital items, net	19	20
Other, net	(24)	(21)
Net cash provided by operating activities	536	519
Cash flows from investing activities:
Capital expenditures	(401)	(369)
Sales of Nuclear decommissioning trust securities	11	14
Proceeds received from Carty Settlement	120	—
Purchases of Nuclear decommissioning trust securities	(9)	(12)
Other, net	1	(2)
Net cash used in investing activities	(278)	(369)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	75
Payments on long-term debt	—	(50)
Dividends paid	(93)	(87)
Other	(4)	(5)
Net cash used in financing activities	(97)	(67)
Increase in cash and cash equivalents	161	83
Cash and cash equivalents, beginning of period	39	6
Cash and cash equivalents, end of period	$200	$89

Supplemental cash flow information is as follows:
Cash paid for interest, net of amounts capitalized	$72	$68
Cash paid for income taxes	20	16
Non-cash investing and financing activities
Assets obtained under leasing arrangements	18	73

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Three Months Ended September 30,
	2018		2017
Revenues (dollars in millions):
Retail:
Residential	$224	43%	$224	43%
Commercial	171	32	173	34
Industrial	55	10	50	10
Direct Access	9	2	10	2
Subtotal	459	87	457	89
Alternative revenue programs, net of amortization	—	—	—	—
Other accrued (deferred) revenues, net	(11)	(2)	(2)	(1)
Total retail revenues	448	85	455	89
Wholesale revenues	67	13	50	10
Other operating revenues	10	2	10	2
Total revenues	$525	100%	$515	100%

Energy deliveries (MWh in thousands):
Retail:
Residential	1,712	27%	1,817	29%
Commercial	1,837	28	1,851	30
Industrial	844	13	752	12
Subtotal	4,393	68	4,420	71
Direct access:
Commercial	170	2	169	3
Industrial	368	6	366	6
Subtotal	538	8	535	9
Total retail energy deliveries	4,931	76	4,955	80
Wholesale energy deliveries	1,529	24	1,224	20
Total energy deliveries	6,460	100%	6,179	100%

Average number of retail customers:
Residential	773,514	88%	763,553	88%
Commercial	110,028	12	108,705	12
Industrial	200	—	200	—
Direct access	604	—	588	—
Total	884,346	100%	873,046	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Three Months Ended September 30,
	2018		2017
Sources of energy (MWh in thousands):
Generation:
Thermal:
Natural gas	2,777	45%	2,442	41%
Coal	1,054	17	1,404	24
Total thermal	3,831	62	3,846	65
Hydro	258	4	277	5
Wind	475	8	480	8
Total generation	4,564	74	4,603	78
Purchased power:
Term	1,208	20	908	15
Hydro	325	5	332	6
Wind	85	1	83	1
Total purchased power	1,618	26	1,323	22
Total system load	6,182	100%	5,926	100%
Less: wholesale sales	(1,529)		(1,224)
Retail load requirement	4,653		4,702